Exhibit 99.1

ALBERTON ACQUISITION CORPORATION

Room 1001, 10/F, Capital Center

151 Gloucester Road

Wanchai, Hong Kong

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held at [●] p.m., Beijing Time on [●] ([●] p.m., Eastern Time on [●])

(Record Date – [●])

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Guan Wang and Kevin Liu, or either of them, as proxies, each with full power to appoint (his or her) substitute, and hereby authorizes them to represent and to vote, as designated in this ballot, all the ordinary shares of Alberton Acquisition Corporation, a corporation incorporated under laws of British Virgin Islands (the “Company” or “Alberton”). Notice is hereby given that the Special Meeting of Shareholders (the “Meeting”) of the Company, will be held on [●], at [●] a.m. Beijing Time ([●], at [●] Eastern Time), at the principal office of the Company located at Room 1001, 10/F, Capital Center, 151 Gloucester Road, 151 Gloucester Road, Hong Kong and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS FOR EACH OF THE PROPOSALS. This proxy authorizes the above designated proxy to vote in his discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR ALL”

OF PROPOSAL 6, “FOR” OF PROPOSALS 1, 2, 3, 5, 6 and 7 SET FORTH BELOW.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK

PROPOSAL 1: The Redomestication Proposal — To consider and vote upon a proposal to (a) redomicile Alberton from the British Virgin Islands to become a Nevada corporation by way of its continuation out of the British Virgin Islands under Section 184 of the Companies Act, and the applicable provisions of the Nevada Law (the “Redomestication”) so as to continue as a Nevada corporation, at least one day prior to the Closing, (b) in connection therewith to adopt upon the Redomestication taking effect the articles of incorporation, appended to this proxy statement/prospectus as Annex B (the “Interim Charter”) in place of our memorandum and articles of association (the “Current Charter”), currently registered by the Registrar of Corporate Affairs in the British Virgin Islands and which will remove or amend those provisions of our Current Charter that terminate or otherwise cease to be applicable as a result of the Redomestication and to include the amendment of Article 47.4 of the Current Charter to change the words “upon such consummation” to “prior to or upon such consummation,” and (c) to file a notice of continuation out of the British Virgin Islands with the British Virgin Islands Registrar of Corporate Affairs under Section 184 of the Companies Act and in connection therewith to file the Interim Charter with the Secretary of State of the State of Nevada, under which we will be domesticated and continue as a Nevada corporation. Upon the effectiveness of the Redomestication, Alberton will become a Nevada corporation and, upon the consummation of the Business Combination (as defined below), Alberton will change its corporate name to “SolarMax Technology Holdings, Inc.” (the “Successor”) and all outstanding securities of Alberton will be deemed to constitute outstanding securities of the Successor, as described in more detail in the accompanying joint proxy statement/prospectus. The Redomestication is expected to become effective one day prior to the consummation of the Business Combination. We refer to this proposal as the Redomestication Proposal.

For	Against	Abstain
☐	☐	☐

PROPOSAL 2: The Alberton Business Combination Proposal — To consider and vote upon a proposal to approve the Merger Agreement, by and among Alberton Acquisition Corporation, Alberton Merger Subsidiary Inc., a Nevada corporation and a wholly-owned subsidiary of Alberton (“Merger Sub”), and SolarMax Technology, Inc., a Nevada corporation (“SolarMax”), and the transactions contemplated by the Merger Agreement, including the issuance of the merger consideration thereunder (collectively, the “Business Combination”). Pursuant to the Merger Agreement, Merger Sub will merge with and into SolarMax (the “Merger”), with SolarMax continuing as the surviving entity of the Merger and becoming a wholly-owned subsidiary of the Successor, as described in more detail in the accompanying joint proxy statement/prospectus. Upon the consummation of the Business Combination, Alberton will change its corporate name to “SolarMax Technology Holdings, Inc.” We refer to this proposal as the “Alberton Business Combination Proposal.”

For	Against	Abstain
☐	☐	☐

PROPOSAL 3: The Successor Charter Proposal — To approve and adopt, subject to and conditioned on the Redomestication and the Closing (but with immediate effect from the Closing), amendment to Alberton’s Interim Charter, as set out in the draft amended and restated articles of incorporation (charter) appended to this proxy statement/prospectus as Annex C (the “Successor Charter”) to (a) change the name of Alberton to SolarMax Technology Holdings, Inc., (b) remove or amend those provisions of the Interim Charter which terminate or otherwise cease to be applicable following the Closing, and (c) make other changes as described in this proxy statement/prospectus.

For	Against	Abstain
☐	☐	☐

PROPOSAL 4: The Incentive Plan Proposal — To consider and vote upon the approval of the 2021 Long-Term Incentive Plan. We refer to this as the “Incentive Plan Proposal.” A copy of the 2021 Long-Term Incentive Plan is attached to the accompanying joint proxy statement/prospectus as Annex D.

For	Against	Abstain
☐	☐	☐

PROPOSAL 5: The Share Issuance Proposal — To approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of Alberton’s issued and outstanding common stock in connection with the Merger Agreement and PIPE Agreement. We refer to this as the “Share Issuance Proposal.”

For	Against	Abstain
☐	☐	☐

PROPOSAL 6: The Director Election Proposal — To elect seven directors who, upon consummation of the Business Combination, will constitute all the members of the board of directors of the Successor. We refer to this proposal as the “Director Election Proposal.”

For all	Withhold all	For all except
☐	☐	☐

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the number(s) of the nominee(s) on the line below. _____________________________________

_____________________________________________________________ _____________________________________________________________

_____________________________________________________________

PROPOSAL 7: The Alberton Adjournment Proposal — To consider and vote upon a proposal to adjourn the Alberton Special Meeting to a later date or dates, if necessary to permit further solicitation and vote of proxies if it is determined by Alberton that more time is necessary or appropriate to approve one or more proposals presented at the Alberton Special Meeting. We refer to this proposal as the “Alberton Adjournment Proposal” and, together with the Redomestication Proposal, the Alberton Business Combination Proposal, the Successor Charter Proposal, the Incentive Plan Proposal, the Share Issuance Proposal and the Director Election Proposal, as the “Alberton Proposals.”

For	Against	Abstain
☐	☐	☐

For address change/comments, mark here. ☐

(see reverse for instructions)

Please indicate if you intend to attend this meeting ☐ YES ☐ NO

Signature of Shareholder: ______________________________

Date: ______________________________

Name shares held in (Please print): ____________________ Account Number (if any): ____________________________

No. of Shares Entitled to Vote: _______________________ Stock Certificate Number(s): _________________________

Note: Please sign exactly as your name or names appear in the Company’s stock transfer books. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.

If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.

If the signer is a partnership, please sign in partnership name by authorized person.

Please provide any change of address information in the spaces below in order that we may update our records:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Address: ______________________________________________________

______________________________________________________

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